Civeo Appoints Jeffrey B. Scofield and Daniel B. Silvers to Board of Directors
November 26, 2025
Enters into Cooperation Agreement with Engine Capital
HOUSTON--(BUSINESS WIRE)--Nov. 26, 2025-- Civeo Corporation (NYSE: CVEO) (“Civeo” or “the Company”) today appointed Jeffrey B. Scofield and Daniel B. Silvers to its Board of Directors (the “Board”), effective immediately. Mr. Silvers’ and Mr. Scofield’s appointments are made in conjunction with a cooperation agreement that the Company has reached with Engine Capital LP (“Engine Capital”) and certain of its affiliates.
Mr. Scofield will serve on the Audit and Finance and Investment Committees of the Board and Mr. Silvers will serve on the Compensation and Environmental, Social, Governance & Nominating Committees. With the appointments of Mr. Scofield and Mr. Silvers, the Board will temporarily increase to 11 directors. Two incumbent directors will not stand for reelection at the Company’s 2026 Annual Meeting, at which time the Board will once again comprise nine directors, eight of whom will be independent.
“We are excited to welcome Jeff and Daniel to the Board and look forward to benefitting from their unique perspectives in the boardroom,” said Richard A. Navarre, Chairman of the Board of Directors. “Given his more than two decades of global, natural-resource investment management and corporate governance experience, Jeff adds another seasoned, shareholder-focused voice to our Board. We particularly look forward to benefitting from his expertise in North American and international natural resources and infrastructure, Civeo’s core markets. Daniel brings a proven track record as an investor, executive and public company director. We expect that his capital allocation and boardroom experience will make him a valuable contributor to Civeo’s Board as we oversee the Company’s continued strategic execution. These appointments underscore our commitment to ongoing Board refreshment and rigorous governance practices, consistent with our focus on delivering enhanced long-term value for all shareholders.”
“We invested in Civeo because we believe in the Company’s growth profile in key markets and its strong customer relationships,” said Arnaud Ajdler,
Founder and Managing Member of Engine Capital. “We trust that the appointment of these two highly accomplished individuals will further enhance Civeo’s focus on growth and value creation. We appreciate Civeo’s ongoing collaboration and look to build on this constructive relationship.”
“We appreciate the productive discussions we’ve had with Engine Capital,” continued Mr. Navarre. “We are pleased to have achieved an outcome that advances the interests of all Civeo shareholders.”
The Agreement includes customary standstill, voting and other provisions. The full text of the Agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.
About Jeffrey B. Scofield
Mr. Scofield is Chief Operating Officer and Managing Director of Lime Rock Partners, a global private equity firm focused on investments across the upstream oil and gas sector. At Lime Rock, Mr. Scofield helps lead day-to-day investment operations and strategy, capital deployment, fundraising, investor relations, and oversees team management. Since joining Lime Rock in 2005, he has helped guide the firm’s growth to more than $7 billion in total capital commitments, with investments spanning exploration and production, mining, oilfield services, and manufacturing companies.
Mr. Scofield also brings valuable board-level experience, having previously served as an Independent Director of Covia Corporation where he played a central role in helping the company navigate a complex restructuring and legal process. Additionally, he was Lead Independent Director of Sponsor Bearkat II Holdings and oversaw strategic and financial decisions related to the company’s renewable energy operations. He currently serves on the boards of several of Lime Rock’s portfolio companies.
Prior to Lime Rock, Mr. Scofield held positions in the investment banking groups of Harrison Lovegrove & Co., Credit Suisse, and Donaldson, Lufkin & Jenrette. He is a graduate of Vanderbilt University (B.A.).
About Daniel B. Silvers
Mr. Silvers is the Founder and has served as the managing member of Matthews Lane Capital Partners LLC, an investment firm, since 2015.
Additionally, Mr. Silvers has served as Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner, since January 2024. Mr. Silvers served as Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc., a gaming technology company, between December 2016 and January 2023 and as Chief Executive Officer and a director of Leisure Acquisition Corp., a special purpose acquisition company, from September 2017 to June 2021. Previously, Mr. Silvers was the President of SpringOwl Asset Management LLC, an investment management firm, from 2009 to 2015 (including predecessor entities). Mr. Silvers was the President of Western Liberty Bancorp, an acquisition oriented holding company, from 2009 to 2010. Mr. Silvers previously held positions at Fortress Investment Group LLC, a leading global alternative asset manager, and Bear, Stearns & Co. Inc., a global financial services firm. Mr. Silvers has served on the board of directors of ModivCare, Inc., a leading technology-enabled healthcare services company, since April 2025. Mr. Silvers serves as Chair of ModivCare’s Capital Structure Committee. Mr. Silvers previously has served on the boards of directors of several companies, including MRC Global, Inc., an industrial distributor, from 2024 to 2025, Zen JV LLC, an operator of job posting information, during 2025, Avid Technology, Inc., a global media technology provider, from 2018 to 2023, Leisure Acquisition from 2017 to 2021, PICO Holdings, Inc., a diversified holding company, from 2016 to 2018, Forestar Group Inc., a real estate development company, from 2015 to 2017, Ashford Hospitality Prime, a hospitality REIT, in 2017, bwin.party digital entertainment plc, an online gaming company, from 2014 to 2015, International Game Technology PLC, an international gaming technology company, in 2013, Universal Health Services, Inc., a hospital management and health services company, from 2009 to 2011 and India Hospitality Corp., a hospitality and food service company, from 2010 to 2017.

Mr. Silvers holds a B.S. in Economics and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Silvers also received a Corporate Governance certification through the Director Education & Certification Program at the UCLA Anderson School of Management.
About Civeo Corporation
Civeo Corporation is a leading provider of hospitality services with prominent market positions in the Canadian oil sands and the Australian natural resource regions. Civeo offers comprehensive solutions for lodging hundreds or thousands of workers with its long-term and temporary accommodations and provides food services, housekeeping, facility management, laundry, water and wastewater treatment, power generation, communications systems, security and logistics services. Civeo currently owns and operates a total of 28 lodges and villages in North America and Australia with an aggregate of approximately 27,500 rooms. In addition, Civeo operates and provides hospitality services at 24 customer-owned locations with approximately 19,500 rooms. Civeo is publicly traded under the symbol CVEO on the New York Stock Exchange. For more information, please visit Civeo's website at www.civeo.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements herein, including the statements regarding Civeo’s future plans and outlook, strategic priorities, growth and value creation, are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the accommodations industry, risks associated with the level of supply and demand for oil, coal, iron ore and other minerals, including the level of activity, spending and developments in the Canadian oil sands, the level of demand for coal and other natural resources from, and investments and opportunities in, Australia, and fluctuations or sharp declines in the current and future prices of coal, iron ore, oil, natural gas and other minerals, risks associated with failure by our customers to reach positive final investment decisions on, or otherwise not complete, projects with respect to which we have been awarded contracts, which may cause those customers to terminate or postpone contracts, risks associated with currency exchange rates, risks associated with inflation and volatility in the banking sector, risks associated with the company’s ability to integrate any future acquisitions, risks associated with labor shortages, risks associated with the development of new projects, including whether such projects will continue in the future, risks associated with the trading price of the company’s common shares, availability and cost of capital, risks associated with general global economic conditions, geopolitical events, inflation, global weather conditions, natural disasters, including wildfires, global health concerns, and security threats and changes to government and environmental regulations, including climate change, and other factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Civeo’s most recent annual report on Form 10-K and other reports the company may file from time to time with the U.S. Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this release. Except as required by law, Civeo expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.
View source version on businesswire.com: https://www.businesswire.com/news/home/20251126653273/en/
Regan Nielsen
Civeo Corporation
Vice President, Corporate Development & Investor Relations
713-510-2400
Source: Civeo Corporation